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                                                                   EXHIBIT 10.28



                            SHAREHOLDERS' AGREEMENT

           AGREEMENT, dated this 30th day of November, 1994, by and among Specialty Catalog Corp., a Delaware corporation (the "Corporation"), SC Holdings L.L.C., a Delaware limited liability company ("Holdings"), SC Corporation, a Delaware corporation ("SC"), and those persons set forth on Schedule A annexed hereto (each such person set forth on such schedule, individually, a "Shareholder", and together the "Shareholders"). The Shareholders, other than Dickstein & Co., L.P. and Dickstein International Limited (together, "Dickstein"), Wigs, L.P. and Stephen O'Hara ("O'Hara"), are sometimes referred to as the "Original Shareholders".

                              W I T N E S S E T H :
                              - - - - - - - - - -
           WHEREAS, SC has issued and outstanding $3,680,186 in subordinated notes dated November 23, 1994 (the "Subordinated Notes"); and

           WHEREAS,  Dickstein, Viking Holdings Limited ("Viking") and
Wigs, L.P. held all of the Subordinated Notes, and the Shareholders held all of the issued and outstanding shares of capital stock of SC; and

           WHEREAS, SC and the Shareholders (other than O'Hara) are parties to that certain Shareholders' Agreement dated as of November 23, 1994 (the "Old Shareholders' Agreement"), which provides for the management of SC, the transfer or disposition of the Subordinated Notes and capital stock of SC and certain other matters; and

           WHEREAS, the Shareholders have contributed all of their capital stock of SC to the Corporation in return for capital stock of the Corporation; and

           WHEREAS, Dickstein, Viking and Wigs, L.P. have contributed all of their Subordinated Notes to Holdings in return for equity interests in Holdings; and

           WHEREAS, the Corporation now holds all of the capital stock of SC, and the parties thereto have agreed to terminate the Old Shareholders' Agreement;

           WHEREAS, the Corporation is authorized to issue a total of 20,000 shares, par value $.01, of Common Stock (the "Common Stock"), and a total of 30,000 shares, par value $100.00, of Preferred Stock (the "Preferred Stock"; together with the Common Stock, the "Stock"); and

           WHEREAS, there are 8,683.65 shares of Common Stock and 22,491 shares of Preferred Stock presently issued and outstanding, and each Shareholder is the record and beneficial owner of the numbers of shares of Common Stock and Preferred Stock set forth opposite the name of such Shareholder on Schedule A hereto; and
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           WHEREAS, each of Dickstein, Viking and Wigs, L.P. is the
record and beneficial owner of that percentage of equity interests in Holdings set forth opposite the name of such Shareholder on Schedule A hereto (the "LLC Interests"; together with the Stock, the "Securities"); and

           WHEREAS, the Corporation and Steven L. Bock ("Bock") and the Corporation and O'Hara are parties to certain stock option agreements, pursuant to which Bock and O'Hara may acquire stock after the date hereof;

           WHEREAS, the parties desire to enter into an agreement with respect to the management of the Corporation and Holdings, the transfer or other disposition of the Securities and certain other matters.

           NOW, THEREFORE, in consideration of the premises and the mutual covenants, agreements, representations and warranties herein contained, the parties hereto, intending to be legally bound, covenant and agree as follows:

           1. Legend on Certificates.  For so long as this Agreement remains
in  effect,  the  following   statement  shall  be  inscribed  on  all
certificates   representing  shares  of  Stock  (or  any  certificates
representing shares of Stock received with respect thereto):

           "The stock represented by this certificate is subject to a certain Shareholders' Agreement dated the 30th day of November, 1994, and any amendments thereto, a copy of which is on file at the principal office of the corporation, and any sale, pledge, gift, bequest, transfer, assignment, encumbrance or other disposition of this certificate or the shares represented hereby, or any interest therein or proxy with respect thereto, in violation of such Shareholders' Agreement shall be void. The stock represented by this certificate has not been registered under the Securities Act of 1933, as amended. This stock may not be sold, offered for sale or otherwise transferred in the absence of such registration or an exemption therefrom under such Act.

           2. Term of Agreement. This Agreement shall terminate on the earliest of (i) the date of the dissolution or liquidation of the Corporation and Holdings, (ii) such time as one Shareholder or other person or entity owns all of the Securities, (iii) the date of the consummation of a bona fide primary or secondary public offering under the Securities Act of 1933, as amended, of any capital stock of the Corporation or SC, and (iv) such time as all of the parties hereto elect in a written agreement to terminate this Agreement.

           3.  Restrictions on Transfer of Stock.

           (a) Except as expressly permitted by Sections 3(d), 4, 5, 6,
7, 10 or 16(j) of this Agreement, each of which constitutes an alternative and independent means of effecting a Transfer (as defined herein), no Shareholder (or its Related Transferee, as defined below) shall (whether by operation of law or otherwise), directly or indirectly, sell, pledge,

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give, bequeath, transfer, grant an option in, create a security interest in or lien upon, assign or otherwise, voluntarily or involuntarily, encumber or dispose of, or grant any interest in or a proxy (other than a revocable proxy related to a specific vote or a particular meeting) with respect to (each of the foregoing events, a "Transfer"), any of the Securities now owned or hereafter acquired; provided, however that Wigs, L.P. shall pledge certain of its Securities (the "Pledged Securities") to SC pursuant to the Pledge and Security Agreement dated as of November 23, 1994, between SC and Wigs, L.P. and the Acknowledgement of Substitution of Collateral dated as of November 30, 1994, related thereto. The term "Stock" as used in this Agreement shall include Stock certificates, scrip representing fractional shares of Stock, options and warrants for Stock, or Stock received by way of dividend or upon an increase, reduction, substitution or reclassification of stock of the Corporation, or upon any reorganization of the Corporation. Without limiting the generality of the foregoing, any Stock acquired by Bock or O'Hara pursuant to the stock options granted to them by the Corporation shall be included as "Stock" hereunder and subject to the terms hereof.

                (b) The Corporation shall not transfer on its books any certificates for Securities owned by any Shareholder or Related Transferee, nor issue any certificate in respect of such Securities, in contravention of this Agreement. Holdings shall not record on its books any transfer of any Securities owned by any Shareholder or Related Transferee in contravention of this Agreement. Any purported Transfer made in violation of this Agreement shall be null and void and of no force or effect and the purported transferee shall not be entitled to any rights as a holder of Securities in respect of or in connection with the Securities purportedly the subject of the Transfer.

                (c) Sections 3(d), 5 and 10 of this Agreement to the contrary notwithstanding, prior to the earlier of (i) November 24, 1997 and (ii) the date that the consolidated group of which the Corporation is the common parent shall have fully utilized all of its net operating loss carryovers ("NOLs") for federal income tax purposes (as those carryovers existed on November 23, 1994) (the earlier of such dates being hereinafter referred to as the "Ownership Change Date"), the Original Shareholders (and their Related Transferees) shall not (whether by operation of law or otherwise), directly or indirectly, Transfer any Securities; provided, however, that Bock and Bruce G. Pollack may Transfer their Common Stock prior to the Ownership Change Date to their Related Transferees (as defined herein), but only with the prior written consent of (i) the Corporation, which consent will not be unreasonably withheld or delayed and
(ii) Holdings, which consent will not be withheld or delayed unless the Transfer could reasonably be expected to affect adversely the ability of the consolidated group of which the Corporation is the common parent to utilize fully all of its NOLs (as those NOLs existed on November 23, 1994).

                (d) Subject to Section 3(c) hereof, (i) Bock may Transfer shares of Stock pursuant to, and as set forth in, the Employment Agreement dated November 23, 1994, between Bock and SC (as amended from time to time), and (ii) the Shareholders may Transfer any or all of their Securities to their respective Related Transferees (as defined herein); provided, however, that each such Related Transferee shall first have executed and delivered an instrument, in form and substance satisfactory to the Corporation, Holdings, Dickstein and Viking, in their reasonable judgment, agreeing to be a party to and be bound by the provisions hereof applicable to Related Transferees. The "Related Transferees" of

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each Shareholder who is an individual person shall consist of the spouse and adult lineal descendants of such Shareholder and trusts solely for the benefit of such spouse and minor and/or adult lineal descendants of such Shareholder. The "Related Transferees" of Dickstein shall consist of Dickstein Partners Inc. and each investment entity directly or indirectly controlling or managing, controlled or managed by or under common control or management with Dickstein or Dickstein Partners Inc. The "Related Transferees" of Wigs, L.P. shall consist of Patricof & Co. Capital Group; provided, however, that the only permitted Transfer to such Related Transferee shall be a pledge of those Securities of Wigs, L.P. other than the Pledged Securities pursuant to a pledge agreement in form and substance satisfactory to Dickstein and Viking. Viking does not have any Related Transferees. Each Shareholder and its Related Transferees are referred to herein as a "Shareholder Group". Related Transferees who acquire Securities pursuant to this Section 3(d) may make further Transfers thereof in accordance with Section 3(d) only to other members of the same Shareholder Group (i.e., the initial Shareholder and its Related Transferees).

                (e)  Each Related Transferee receiving Securities pursuant to
Section 3(d) shall receive, hold and vote the same according to the terms of this Agreement and subject to the rights and obligations of the Shareholder from whom such Securities were originally transferred as though such Securities were still owned by such Shareholder, and such Shareholder's Shareholder Group shall be treated as, and may exercise rights hereunder only as, a single Shareholder. For all purposes of exercising rights hereunder, the initial Shareholder shall be the exclusive representative of, and shall alone be entitled to exercise rights hereunder on behalf of, that Shareholder's Shareholder Group unless and until that Shareholder has Transferred all of its Securities to one or more of its Related Transferees, in which event that Shareholder may, by notice to the other parties hereto, substitute for this purpose one of its Related Transferees that holds Securities.

                (f)  If one of Dickstein or Viking (the "Remaining
Shareholder") purchases all of the Securities of the other then (i) the Remaining Shareholder shall be deemed to have all of the rights of Dickstein and Viking under this Agreement (including without limitation all of the rights of the other under Section 12 hereof), and (ii) at any time thereafter, and in addition to and separate from its rights under Sections 3(d) and 10 hereof, the Remaining Shareholder may Transfer its Securities in a Bona Fide Sale (as defined below) at any time; provided, however, that, in connection with any Transfer made in reliance upon this clause "ii", the Remaining Shareholder shall be obligated to cause to be purchased, and the other Shareholders and their Related Transferees, if any, shall be obligated (if requested by the Remaining Shareholder) to sell, all Securities held by such Shareholders and such Related Transferees on terms and conditions no less favorable than those obtained by the Remaining Shareholder in respect of each class of Securities being so sold by the Remaining Shareholder. Each party hereto shall take all actions as may be reasonably necessary or desirable to effectuate any purchase and sale pursuant to the foregoing clause "ii". As used in this and other provisions of this Agreement, a "Bona Fide Sale" by or caused by a Shareholder (as the case may be) means a bona fide, arms' length sale to any person or entity other than that Shareholder, any members of its Shareholder Group, or any entity in which any of the foregoing have (or acquire in connection with the sale) a material economic interest.

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                  4.   Buy-Sell Rights.

                  (a) After the Ownership Change Date, either Dickstein or Viking may offer to sell to the other all, but not less than all, of the Securities held by it and its Related Transferees (together, for purposes of this Section 4, the "Offered Securities"). The one making such offer to sell (the "Offeror") shall notify the other one (the "Offeree") of such offer to sell by delivering to the Offeree a written notice of such offer (the "Buy-Sell Notice"). The Buy-Sell Notice shall (i) identify the Offered Securities, (ii) state the aggregate proposed price for the Offered Securities (the "Strike Price"), which shall be payable in cash, and (iii) specify a business day for the consummation of the proposed sale, which day shall not be less than 120 days and not more than 125 days after delivery of the Buy-Sell Notice to the Offeree (the "Closing Date").

                  (b) Upon delivery of the Buy-Sell Notice, the Offeree may, within 30 days thereafter (the "Acceptance Period"), by written notice to the Offeror elect (i) to accept such offer or (ii) to cause the Corporation and/or Holdings (for the purposes of this Section 4, the "Corporate Buyer") to accept such offer, in each case subject only to the ability of the Offeree or the Corporate Buyer, as the case may be, to obtain financing in connection therewith. If the Offeree shall have delivered a timely notice of its election to purchase or to cause the Corporate Buyer to purchase all of the Offered Securities, then the Offeror and its Related Transferees shall sell to the Offeree or the Corporate Buyer, as the case may be, and the Offeree or the Corporate Buyer shall purchase from them, at the Strike Price, all of the Offered Securities; provided, however, that if, within 60 days of the termination of the Acceptance Period (the "Confirmation Period"), the Offeree or the Corporate Buyer, as the case may be, shall not have (i) obtained and delivered to Offeror a bona fide commitment letter from a reputable financial institution regarding the funding of such purchase and sale (the "Commitment Letter") or (ii) delivered to the Offeror a written waiver of the financing condition (the "Waiver"), then the sale of the Offered Securities to the Offeree pursuant to the Buy-Sell Notice shall not occur. If that sale does occur, it shall be at the proposed price (adjusted dollar for dollar to reflect any changes in the accrued but unpaid interest and dividends between the date of the notice and the date of the sale from that anticipated in the Buy-Sell Notice) and shall be held in accordance with Section 8 hereof, except that the closing shall take place on the Closing Date.

                  (c)  If the Offeree shall not have delivered to the Offeror
(i) within the Acceptance Period notice of its election to purchase or to cause the Corporate Buyer to purchase all of the Offered Securities, or (ii) within the Confirmation Period the Commitment Letter or the Waiver, then the Offeror may effect a Bona Fide Sale of either (x) the Corporation and Holdings or (y) SC (each, a "Sale Transaction"). The Sale Transaction must entail the substantially contemporaneous cash payment or cash distribution in respect of the Securities (such distribution to be applied in the following order of priority: first to pay in full the LLC Interests (in an amount equal to the outstanding aggregate principal amount of the Subordinated Notes, together with accrued but unpaid interest thereon through the consummation of the Sale Transaction), then to redeem in full the Preferred Stock, and thereafter to the Common Stock, with all holders of the same class to be treated on an equivalent basis with respect to the Securities held by them). Such payment or distribution (together with any other payments or distributions made by the Corporation or Holdings in

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respect of the Securities subsequent to the delivery of the Buy-Sell Notice)
must result in the Offeror and its Related Transferees receiving in respect of the Offered Securities cash (before taxes) of not less than 90 percent of (x) the Strike Price plus (y) the additional unpaid interest and dividends that have accrued on the Subordinated Notes and Preferred Stock between the Closing Date and the consummation of the Sale Transaction. A Sale Transaction may be effected in any manner, including through a merger or consolidation of any or all of the Corporation, Holdings and/or SC with or into any other entity, a sale of securities, a sale, lease, transfer or exchange of all or substantially all of the property and assets of any or all of the Corporation, Holdings and/or SC or otherwise; provided, that such a Sale Transaction may not be consummated later than 180 days after the expiration of the later of the Acceptance Period and, if applicable, the Confirmation Period.

                  (d) The Offeror shall promptly, but in any event at least 30 days prior to consummation thereof, notify all other Shareholders in writing of any Sale Transaction it intends to effect pursuant to this Section 4. Such notice shall set forth in reasonable detail the material terms and conditions of the Sale Transaction. Each party shall take all actions as may be reasonably necessary or desirable to effectuate any purchase and sale pursuant to this
Section 4, including voting its shares of Stock and its LLC Interests in favor of such Sale Transaction at the request of the Offeror; provided, however, that the non-monetary terms of the Sale Transaction must be reasonably acceptable to the Offeree. Holders of options to purchase Stock must either (x) exercise such options and participate in the Sale Transaction as holders of Stock or (y) surrender such options for cancellation. However, if and to the extent that, in the good faith judgment of the Board of Directors of the Corporation, it is practicable for holders of such options to participate in the Sale Transaction on a "cashless exercise" basis (as if shares of Stock were issued solely in respect of the gain underlying the options, and then such shares participated in the Sale Transaction), the Corporation shall offer such option holders the right to participate in that fashion.

                  5.   Right of First Refusal for Transfer of Securities.
                       -------------------------------------------------
After the Ownership Change Date:

                  (a) If any Shareholder Group (the "Selling Shareholder") desires to sell (i) all, but not less than all, of its shares of Common Stock, or (ii) all, but not less than all, of its shares of Preferred Stock, or (iii) all, but not less than all, of its LLC Interests, or (iv) any combination of the foregoing (for purposes of this Section 5, the "Offered Securities"), and, in connection therewith, shall have received an irrevocable and unconditional (except as provided herein) bona fide arm's length written offer (a "Bona Fide Offer") for the purchase of the Offered Securities for cash at closing from a party (an "Outside Party") that is not a member of the Selling Shareholder's Shareholder Group or any entity in which any member(s) of that Shareholder Group has a material economic interest, the Selling Shareholder shall give a notice in writing within 10 days of the delivery of such Bona Fide Offer (the "Option Notice") to each Shareholder and to the Corporation and Holdings setting forth the Selling Shareholder's intention to sell the Offered Securities, which notice shall be accompanied by a photocopy of the originally executed Bona Fide Offer and shall set forth at least the name and address of the Outside Party and the price and all of the other material terms of such offer, and, if desired, the minimum number or amount of its Securities that the Selling Shareholder will require to be sold in the event other Shareholders exercise their

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rights to sell under Section 5(c) below. Upon the giving of such Option Notice,
(i) each of Dickstein and Viking (or only Dickstein or Viking if the other is the Selling Shareholder) shall have the non-assignable option to purchase all, but not less than all, of the Offered Securities and (ii) Dickstein and Viking jointly (or Dickstein or Viking alone if the other is the Selling Shareholder) may cause the Corporation and/or Holdings (for the purposes of this Section 5, the "Corporate Buyer") to purchase all, but not less than all, of the Offered Securities. Dickstein and Viking each may exercise, or jointly (or alone if the other is the Selling Shareholder) may cause the Corporate Buyer to exercise, such option by giving a counter-notice to the Selling Shareholder and to each other Shareholder within 30 days after the receipt of the Option Notice (the "Option Notice Period").

                  (b) If Dickstein and/or Viking elect, or Dickstein and Viking jointly (or Dickstein or Viking alone if the other is the Selling Shareholder) cause the Corporate Buyer to elect, pursuant to the counter-notice(s), to purchase all of the Offered Securities, Dickstein, Viking or the Corporate Buyer, as the case may be, shall be obligated to purchase for cash and the Selling Shareholder shall be obligated to sell the Offered Securities at the price and on the terms set forth in the Bona Fide Offer, except that the closing shall be held as provided in Section 8 hereof; provided, however, that if both Dickstein and Viking elect to purchase all of the Offered Securities during such 30-day period, each of Dickstein and Viking shall be obligated to purchase its respective Pro Rata Share of the Offered Securities, unless they otherwise agree. The term "Pro Rata Share" of Dickstein or Viking, as used in this Agreement, means the number of shares of Common Stock held by such Shareholder's Shareholder Group on the date of the Option Notice, divided by the sum of (i) the number of shares of Common Stock held by the Dickstein Shareholder Group on such date plus (ii) the number of shares of Common Stock held by the Viking Shareholder Group on such date.

                  (c) If counter-notice(s) shall not have been duly and timely given as to all of the Offered Securities, (x) each other Shareholder may elect on behalf of its Shareholder Group, by delivering a written notice of such election to the Selling Shareholder and the Outside Party within 30 days following the expiration of the Option Notice Period (the "Tag Along Period"), to sell all, but not less than all, of the Securities owned by it to the Outside Party at the price and on the terms contained in the Bona Fide Offer (to the extent such Securities are of the same class as the Offered Securities) (subject to the consummation of the sale by the Selling Shareholder of Securities to the Outside Party), and (y) the Selling Shareholder thereafter, at any time within a period of 60 days from the expiration of the Tag Along Period, may sell all, but not less than all, of the Offered Securities to the Outside Party at the price and on the terms contained in the Bona Fide Offer; provided, however, that:

                  (i) if the Outside Party elects to purchase less than all of the Securities offered by the Selling Shareholder and the electing Shareholders hereunder, then each such Shareholder shall sell and the Outside Party shall purchase the respective Shareholder's pro rata share of that number or amount of Securities that the Outside Party elects to purchase (but not less than the amount of Securities included in the Bona Fide Offer); provided, however, that in the event the Outside Party is unwilling to purchase sufficient Securities to enable the Selling Shareholder to sell the minimum number or amount of Securities specified by the Selling Shareholder in the Option

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         Notice, then the Selling Shareholder may terminate the Bona Fide Offer, in which case no sale of Securities will occur pursuant to this Section 5 in connection with the Bona Fide Offer and the Offered Securities and the other Securities offered to the Outside Party pursuant hereto shall thereafter continue to be held by the respective Shareholders and their Related Transferees, and be subject to the restrictions contained in this Agreement as if no such Option Notice had been delivered;

                  (ii) no purchase and sale pursuant to this Section 5(c) shall be valid or effective unless and until such Outside Party shall first have executed and delivered an instrument, in form and substance satisfactory to the Corporation, Holdings, Dickstein and Viking, in their reasonable judgement, agreeing to be a party hereto and bound by all of the terms and conditions hereof; and

                  (iii) in the event the purchases and sales of Securities contemplated by this Section 5(c) have not occurred within 60 days of the expiration of the Tag Along Period, no sale of Securities will occur pursuant to this Section 5 in connection with the Bona Fide Offer and the Offered Securities and the other Securities offered to the Outside Party pursuant hereto shall thereafter continue to be held by the respective Shareholders and their Related Transferees, and be subject to the restrictions contained in this Agreement as if no such Option Notice had been delivered.

                  (d)   If Dickstein or Viking sells its Securities under this
Section 5, then all of its rights under this Agreement shall automatically terminate, and the purchaser of such Securities shall have only those rights and obligations of Shareholders generally under this Agreement, and shall have no rights exclusive to Dickstein or Viking hereunder; provided, however, that the purchaser of such Securities shall be deemed to be, and shall have all the rights and obligations of, the "Offeree" in the event a Buy-Sell Notice is delivered pursuant to Section 4 hereof.

                  6.    Change in Control.
                        -----------------

                  (a) Dickstein shall promptly notify Viking, the other Shareholders, Holdings and the Corporation in the event that Dickstein is no longer majority-owned (directly or indirectly) by Mark Dickstein, his wife, his adult lineal descendants or any trust solely for the benefit of any of the foregoing and/or his minor lineal descendants, and the delivery of such notice shall be deemed (unless such event resulted from the death of Mr. Dickstein) to constitute the delivery of a Buy-Sell Notice under Section 4 hereof, pursuant to which Dickstein shall be deemed to be the Offeror, Viking shall be deemed to be the Offeree and the Strike Price shall equal 90 percent of the fair market value of the Securities held by Dickstein and its Related Transferees; provided, however, that Dickstein shall not, for purposes of this paragraph "a", have the right to effect a Sale Transaction pursuant to Section 4(c) hereof.

                  (b) Viking shall promptly notify Dickstein, the other Shareholders, Holdings and the Corporation in the event that Viking is no longer majority-owned (directly or indirectly) by Guy Naggar, his wife, his adult lineal descendants or any trust solely for the benefit of any of the foregoing and/or his minor lineal descendants, and the delivery of such

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notice shall be deemed (unless such event resulted from the death of Mr. Naggar)
to constitute the delivery of a Buy-Sell Notice under Section 4 hereof, pursuant to which Viking shall be deemed to be the Offeror, Dickstein shall be deemed to be the Offeree and the Strike Price shall equal 90 percent of the fair market value of the Securities held by Viking; provided, however, that Viking shall not, for purposes of this paragraph "b", have the right to effect a Sale Transaction pursuant to Section 4(c) of this Agreement; and provided further, that if the delivery of such notice occurs prior to the Ownership Change Date, then (in addition to the foregoing) upon the occurrence of November 24, 1997, Dickstein shall have 30 days to notify Viking that it elects to treat such occurrence as a subsequent delivery of a Buy-Sell Notice under Section 4 hereof, and the provisions of this Section 6(b) shall again apply as if the change of control of Viking happened on such Ownership Change Date.

                  7.  Sale of Company. Viking and Dickstein jointly, or Viking
                      ---------------
and Dickstein alone, if one of them has previously purchased all of the Securities of the other under this Agreement, may effect a Sale Transaction. Viking and/or Dickstein, as the case may be, shall promptly, but in any event at least 30 days prior to consummation thereof, notify all other Shareholders in writing of any Sale Transaction it intends to effect pursuant to this Section 7. A Sale Transaction may be effected in any manner, including through a merger or consolidation of any or all of the Corporation, Holdings and/or SC with or into any other entity, a sale of securities, a sale, lease, transfer or exchange of all or substantially all of the property and assets of any or all of the Corporation, Holdings and/or SC or otherwise. Each Shareholder shall take all action as may be reasonably necessary or desirable to effectuate any Sale Transaction pursuant to this Section 7, including voting its shares of Stock and its LLC Interests in favor of such Sale Transaction at the joint request of Dickstein and Viking (or the request of Dickstein or Viking alone if it has previously purchased all of the other's Securities). Holders of options to purchase Stock must either (x) exercise such options and participate in the Sale Transaction as holders of Stock or (y) surrender such options for cancellation. However, if and to the extent that, in the good faith judgment of the Board of Directors of the Corporation, it is practicable for holders of such options to participate in the Sale Transaction on a "cashless exercise" basis (as if shares of Stock were issued solely in respect of the gain underlying the options, and then such shares participated in the Sale Transaction), the Corporation shall offer such option holders the right to participate in that fashion.

                  8.  Closing.
                      -------

                 (a) The closing for all purchases by Dickstein, Viking, Holdings or the Corporation of Securities as provided in Section 4 or 5 hereof shall be held at the office of the Corporation or at such other place as shall be agreed upon by the parties thereto (i) in the case of a purchase and sale provided in Section 4, on the Closing Date (as defined therein), and (ii) in the case of a purchase and sale provided in Section 5, on the 90th day after the giving of the Option Notice (as defined therein) or on such earlier date as the parties to the transaction shall agree; provided, however, that if the Shareholder (or a Related Transferee) who has become obligated to sell shares of Securities hereunder is deceased on the date so scheduled for closing and such deceased person's personal representative shall not have been appointed and qualified by such date, then the closing shall be postponed until the 10th day after the appointment and qualification of such personal representative. If the closing date

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falls on a Saturday, a Sunday or a legal or religious holiday pertaining to any party to the transaction, then the closing shall be held on the next succeeding business day.

                  (b) The purchase price for the purchase and sale of Securities pursuant to Section 4 or 5 hereof (the "Purchase Price") shall be paid in full by certified check(s) of the Corporation, Holdings, Dickstein or Viking, as the case may be, as the purchaser of such Securities (the "Purchaser"), or by cashier's or official bank check(s), drawn on an account at a major U.S. money center commercial bank to the order of the selling Security holder(s); provided, however, that if both Dickstein and Viking timely elected to purchase the Offered Securities, then each of Dickstein and Viking shall be obligated to pay its respective Pro Rata Share of the Purchase Price, unless they otherwise agree. Contemporaneously with the receipt of the Purchase Price, the seller shall duly endorse and deliver to the Purchaser any and all certificates representing the sold Securities, free and clear of all liens, security interests, charges or any other encumbrances (other than the restrictions imposed by this Agreement), together with all necessary documentary transfer stamps and any other documentation as the Purchaser may reasonably request in connection with the transfer of such Securities.

                  9.   Failure to Deliver. In the event that any Shareholder or
                       ------------------
Related Transferee shall fail to sell Securities when and as required by this Agreement, the intended purchaser of such Securities may, at its option, in addition to all other remedies it may have, send to such seller by registered mail, return receipt requested, the Purchase Price for such Securities in the manner provided in this Agreement. Upon the Purchase Price being so remitted,
(i) the pertinent Securities shall be deemed transferred to the intended purchaser, and (ii) the Corporation and/or Holdings (as the case may be) shall record such transfer on its books and records and shall (in the case of a certificated Security) issue a replacement certificate(s) reflecting the new ownership of those Securities.

                  10.  Registration of Common Stock. The Shareholders and their
                       ----------------------------
Related Transferees have certain registration rights as provided in, and shall be able to sell their shares of Common Stock pursuant to the terms and conditions of, the Registration Rights Agreement of even date herewith.

                  11.  Pre-Emptive Rights. In the event that Viking and/or
                       ------------------
Dickstein purchases any securities of and from the Corporation, then each other Shareholder and its Related Transferees, as a group, shall, upon no less than 15 days' notice, have the right to acquire from the Corporation, for that Shareholder Group's own account, all (but not less than all) of its Share Percentage (as defined below) of each and every class of securities being so issued by the Corporation at that time. A Shareholder Group's "Share Percentage" is the percentage of the outstanding Common Stock owned by that Shareholder Group immediately before the transaction in question. Such purchase of securities shall be on the same terms and conditions, and contemporaneously with, the corresponding purchase by Dickstein and/or Viking; provided, however, that Dickstein and/or Viking may consummate its purchase before the other Shareholders or Related Transferees do if the Corporation's Board of Directors determines that the Corporation (or SC, if it is to benefit from the financing) has an urgent need for the funds. Notwithstanding the foregoing, Bock may waive the rights of all Shareholders and Related Transferees, other than Dickstein, Dickstein's Related Transferees and Viking, under this Section 11.

                  12.   Management of the Corporation.
                        -----------------------------

                  (a) The Board of Directors of the Corporation and each subsidiary of the Corporation (each, a "Subsidiary") shall consist of five members, two of whom shall be selected by Dickstein and designated as "Class A Directors" and two of whom shall be selected by Viking and designated as "Class B Directors." The remaining director shall be Bock from the date hereof and for as long as he shall be chief executive officer of the Corporation and the Subsidiaries. Dickstein may remove and replace any Class A Director with or without cause. Viking may remove and replace any Class B Director with or without cause. In the event Bock is no longer chief executive officer of the Corporation and the Subsidiaries, Viking and Dickstein jointly (or Viking or Dickstein alone if the other no longer owns any shares of Stock) shall select a director to replace Bock and, thereafter, may (acting together or, if the other no longer owns any shares of Stock, alone) remove and replace such director with or without cause and fill any vacancy in such directorship. This Section 12(a) shall terminate upon the Transfer by Viking and Dickstein of all of their Securities.

                  (b) The Shareholders and their Related Transferees shall vote their shares of Stock from time to time as required to elect and remove directors as provided in this Agreement, to cause the Corporation to purchase
(i) the Stock of the Offeror as and when contemplated by Section 4(b) hereof,
(ii) the Offered Securities as and when contemplated by Section 5 hereof and
(iii) the stock of any Shareholder Group as and when contemplated by Section 16(j) hereof, and to cause the Corporation to take any other action it is required to take hereunder.

                  (c) The Shareholders and their Related Transferees shall from time to time amend, and vote their shares of Stock to amend, the certificate of incorporation and the by-laws of the Corporation and the Subsidiaries to the extent that any such amendment is necessary to give effect to the terms of this Agreement or to conform the certificate of incorporation and the by-laws to this Agreement.

                    13. Consent  Required for Certain  Actions.  The affirmative
                        --------------------------------------
vote of a majority of the respective Board of Directors, including at least one Class A Director and one Class B Director, shall be required to permit or authorize any of the following actions by the Corporation or any
Subsidiary:

                  (a) any issuance, sale or purchase of capital stock or other securities of the Corporation or any Subsidiary (other than pursuant to Section 4(b), 5(b), 7 or 16(j) hereof), including pursuant to a stock split or bonus;

                  (b) any creation, incurrence or assumption of financial indebtedness (including capitalized lease obligations and purchase money debt) other than accounts payable and capitalized leases, in each case solely as incurred in the ordinary course of business ("Indebtedness"), or any optional prepayment, optional redemption, extension, amendment, waiver or request for any of the foregoing relating to any of the Corporation's or any Subsidiary's existing Indebtedness or capital stock, in each case other than in the ordinary course of business;

                  (c) any merger, consolidation or recapitalization involving the Corporation or any Subsidiary (other than pursuant to Section 4 or 7 hereof) or the creation of any subsidiary by the Corporation or any Subsidiary;

                  (d) any termination, dissolution or liquidation of the Corporation or any Subsidiary or voluntary filing or commencement of any proceeding under any bankruptcy, insolvency or similar law or statute;

                  (e) the creation or assumption of any mortgage, pledge or other encumbrance upon any of the Corporation's or any Subsidiary's material properties or assets now owned or hereafter acquired, other than in the ordinary course of business;

                  (f) any declaration or payment of a dividend or distribution on or in respect of capital stock of the Corporation now or hereafter outstanding (whether in cash or otherwise), or application of any property or assets to the purchase, acquisition, redemption or other retirement of any shares of such capital stock, directly or indirectly;

                  (g) any assumption, guaranty or endorsement of, or otherwise becoming liable upon, the obligation of any person, corporation or other entity, except by the endorsement of negotiable instruments for deposit or collection in the ordinary course of business;

                  (h) any purchase or acquisition of any property or assets or obligations or stock of or interest in, any capital contribution to, or other investment directly or indirectly in, or loans or advances to, any person, corporation or other entity, except by the Corporation or any Subsidiary to the Corporation or any Subsidiary, and in each case other than in the ordinary course of business;

                  (i) the consent by the Corporation to any Transfer pursuant to Section 3(c) of this Agreement and the offer by the Corporation to option holders to participate in a Sale Transaction on a "cashless exercise" basis, pursuant to Section 3(d) or 7 hereof;

                  (j) the consent by the Corporation to any Transfer that would otherwise be restricted or prohibited by the Agreement dated November 23, 1994, among SC, Viking, Guy A. Naggar, Central Investments Limited, New Henley Overseas Investment Incorporated, G.A. Naggar 1982 Settlement and Marion Naggar Childrens Settlement;

                  (k) any amendment of or change to the Corporation's or any Subsidiary's certificate of incorporation or by-laws, including, without limitation, any change in the capitalization of the Corporation or any Subsidiary ;

                  (l) any sale, lease, transfer or other disposition of any of the Corporation's or any Subsidiary's assets or properties, except in the ordinary course of business;

                  (m) any change in the character of the Corporation's or any Subsidiary's business or the undertaking of any material new ventures or transactions or engaging in any type of business not incidental and directly related to such entity's present business, in each case which is not contemplated by the Corporation's annual budget or operating plan;

                  (n) (x) any payment or incurrence of any obligation by the Corporation or any Subsidiary for the payment of fees, salaries or other remuneration in excess of $75,000, or (y) any bonus or more than a 5 percent change in the rate or amount of compensation or other remuneration, in each case only if such compensation or remuneration equals or exceeds $75,000;

                  (o) payment of any debts claimed to be owing, directly or indirectly, to any Shareholder or Related Transferee, any affiliate, director or officer of the Corporation or any Subsidiary (other than ordinary course repayments of reasonable out-of-pocket expenses, properly documented, incurred by any of the foregoing in the ordinary course of business), or to any firm, corporation or other entity in which any of them has an interest (other than entities that are publicly traded on a securities exchange or in the over-the-counter market in which no Shareholder Group, affiliate, director or officer beneficially owns more than a 15 percent voting equity interest);

                  (p) any adoption, assumption, establishment, material amendment or termination of, any employee benefit, equity participation, incentive, stock option or bonus plan;

                  (q) any retention, appointment or termination of chief executive officers, chief financial officers or other senior management of the Corporation or any Subsidiary and the determination of their compensation and terms of employment;

                  (r) the entry into any material transaction, contract or commitment other than in the ordinary course of business;

                  (s) the establishment of annual budgets (including operating and capital expenditure budgets) or operating plans; and

                  (t) the establishment or designation of any members of any committee of the Board of Directors of the Corporation or any Subsidiary and the election and designation of members of the board of directors of each Subsidiary.

                  In all matters where a vote of any class of outstanding shares of capital stock of the Corporation or any Subsidiary is required by applicable law or is otherwise being taken, including, without limitation, electing directors and amending, altering, changing or repealing any one or more of the provisions contained in the charter or by-laws of the Corporation or any Subsidiary, the affirmative vote of at least 70 percent of such outstanding shares of such class shall be required to constitute the act of the holders of such shares; provided, however, that after Viking or Dickstein and Dickstein's Related Transferees have sold all of their shares of a class, (i) the affirmative vote of at least 50 percent of such outstanding shares of such class shall be required to constitute the act of the holders of such shares and (ii) the Shareholders and Related Transferees shall vote their shares of Stock to amend the by-laws of the Corporation and the Subsidiaries to so provide.

             One or more Shareholder Groups owning in the aggregate at least 30 percent of the outstanding shares of Common Stock shall have the right to call a special meeting of shareholders at any time, and from time to time, for any purpose whatsoever, including the removal of directors.

             14.  Notices. Any and all notices or consents required or
                  -------
permitted to be given under any of the provisions of this Agreement shall be written and shall be effective upon receipt at the address indicated on Schedule A hereto, or at such other address as any party may from time to time indicate by notice to the other parties. In addition, copies of all notices shall be sent to the directors of the Corporation; provided, however, that the inadvertent or good faith failure or delay in sending such copies shall not affect the efficacy thereof.

             15.  Specific Performance. Due to the fact that the Securities
                  --------------------
cannot be readily purchased or sold in the open market, and for other reasons, the parties hereto understand that they will be irreparably damaged, and cannot be adequately compensated by monetary damages, in the event that this Agreement is not specifically enforced. In the event of a breach or threatened breach of the terms, covenants and/or conditions of this Agreement by any of the parties hereto, the other parties shall, in addition to all other remedies, be entitled to specific performance of this Agreement, without showing any actual damage.

             16.  Miscellaneous.
                  -------------

             (a) This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof. This Agreement may be modified or amended by a written agreement signed by (i) all of the parties hereto, (ii) by Dickstein and Viking or (iii) by a Shareholder that owns at least 70 percent of the outstanding shares of Common Stock; provided, however, that the consent of each Shareholder (on behalf of itself and its Related Transferees) shall be required if such modification or amendment would remove or impair any contractual right of that Shareholder's Shareholder Group hereunder to sell its Securities pursuant to Section 4 or 7 hereof or otherwise, or any Shareholder's rights under Section 11 hereof (unless waived in accordance with the last sentence thereof).

             (b) No waiver of any breach or default hereunder shall be considered valid unless in writing, and no such waiver shall be deemed a waiver of any subsequent breach or default of the same or similar nature.

             (c) If any provision of this Agreement shall be held invalid or unenforceable, such invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render invalid or unenforceable any other severable provision of this Agreement, and this Agreement shall be carried out as if any such invalid or unenforceable provision were not contained herein.

              (d) Except as otherwise expressly provided herein, this Agreement shall be binding upon and inure to the benefit of the Corporation and Holdings and their respective successors and assigns and the Shareholders and their heirs, personal representatives, successors and assigns; provided, however, that nothing contained herein shall be construed as granting any Shareholder Group the right to Transfer any Stock except as expressly provided in this Agreement, and no party shall be deemed a Shareholder hereunder after it (and its Related Transferees, if any) ceases to own any shares of Stock. No right of a party hereunder to purchase Securities shall be assignable, except to a Related Transferee to whom such party has the right to Transfer the Securities so to be purchased.

              (e) The section headings contained herein are for the purposes of convenience only and are not intended to define or limit the contents of such sections.

              (f) Each party hereto shall cooperate and shall take such further action and shall execute and deliver such further documents as may be reasonably requested by any other party in order to carry out the provisions and purposes of this Agreement.

              (g) Whenever the pronouns "it" or "its" are used herein they shall also be deemed to mean "he" and/or "she" or "his" and/or "hers" whenever applicable. Words in the singular shall be read and construed as though in the plural and words in the plural shall be read and construed as though in the singular in all cases where they would so apply.

              (h) This Agreement may be executed in one or more counterparts, all of which taken together shall be deemed one original.

              (i) This Agreement shall be governed and construed in accordance with the laws of the State of New York, without regard to the principles of conflict of laws thereof. Any legal action or proceeding under, arising out of or in any manner relating to this Agreement, or any other document being entered into by any Shareholder in connection with the closing on the date hereof at which this Agreement is being entered into, shall be brought in the federal or state courts in the Borough of Manhattan in the City of New York, State of New York. Each party hereto expressly and irrevocably assents and submits to the personal jurisdiction of all of such courts in any such action or proceeding. Each such party further irrevocably consents to the service of any complaint, summons, notice or other process relating to any such action or proceeding by delivery thereof to it personally by hand, by prepaid overnight courier or by mail at the address provided herein. Each party expressly and irrevocably waives any claim or defense in any such action or proceeding based on any alleged lack of personal jurisdiction, improper venue or forum non conveniens.

              (j) If any Shareholder Group Transfers its LLC Interests or its Preferred Stock to a purchaser that does not also purchase the Common Stockowned by that Shareholder Group, then (i) each of Dickstein and Viking (or only Dickstein or Viking if the other's Shareholder Group was the seller) shall have the option to purchase, and (ii) Dickstein and Viking jointly (or Dickstein or Viking alone, if the other's Shareholder Group was the seller) may cause the Corporation and/or Holdings to purchase, all, but not less than all, of such Shareholder Group's remaining Common Stock, and the purchase price therefor shall be 90 percent of the Fair Market Value thereof.

                  (k) Effective from and after the date hereof, the Old Shareholders' Agreement is in all respects hereby cancelled and terminated and shall be of no further force or effect.

                  [Remainder of Page Intentionally Left Blank]

                  IN WITNESS WHEREOF, the parties hereto have hereunto set their hands as of the day and year first above written.


                                   SPECIALTY CATALOG CORP.

                                   By:_______________________________
                                   Name: Steven L. Bock
                                   Title:  Chief Executive Officer

                                   SC CORPORATION

                                   By:_______________________________
                                   Name: Steven L. Bock
                                   Title:  Chief Executive Officer

                                   DICKSTEIN & CO., L.P., for itself
                                   and on behalf of SC Holdings L.L.C.

                                   By:      DICKSTEIN PARTNERS, L.P., its
                                             general partner

                                        By:      DICKSTEIN PARTNERS INC., its
                                                     general partner

                                             By:_______________________________

                                   DICKSTEIN INTERNATIONAL LIMITED, for
                                   itself and on behalf of SC Holdings
                                   L.L.C.

                                   By:      DICKSTEIN PARTNERS INC., its agent

                                            By:________________________________

                                   VIKING HOLDINGS LIMITED, for itself
                                   and on behalf of SC Holdings L.L.C.

                                   By:_______________________________
                                   Name:
                                   Title:

                                   ----------------------------------
                                            Steven L. Bock

                                   ---------------------------------
                                            Bruce G. Pollack

                                   WIGS, L.P., for itself and on behalf
                                   of SC Holdings L.L.C.

                                   By:_______________________________
                                   Name: Arthur Kowaloff
                                   Title:  General Partner


                                   ----------------------------------
                                            Stephen O'Hara

                                   SCHEDULE A






                                                                      LLC
Name and Address              Common           Preferred           Interests
- ----------------              ------           ---------           ---------

Dickstein & Co., L.P.         2,665.88          7,272               32.33%
c/o Dickstein Partners Inc.
9 West 57th Street
Suite 4630
New York, New York 10019
Attn.: Mark Brodsky and
       Samuel Katz
Fax No. (212) 754-5825


Dickstein International       1,332.94          3,636               16.17%
Limited
c/o Dickstein Partners Inc.
(address above)


Viking Holdings Limited       3,998.82         10,908               48.50%
La Motte Chambers
La Motte Street
St. Helier
Jersey JE1 1BJ
Channel Islands
Tel. No. 011-44-534-602-000
Fax No. 011-44-534-602-002


Steven L. Bock                  303.93              0                   0%
c/o SC Corporation
Six Landmark Square, 4th Floor
Stamford, CT 06901-2792
Tel. No. (203) 359-5640
Fax No. (203) 359-5840

Bruce G. Pollack                121.57              0                   0%
c/o Centre Partners, L.P.
One Rockefeller Plaza, Suite 1025
New York, NY 10020
Tel. No. (212) 632-4821
Fax No. (212) 632-4846

Wigs, L.P.                      260.51            675                3.00%
c/o Patricof & Co. Capital Corp.
445 Park Avenue, 11th Floor
New York, NY 10022
Tel. No. (212) 935-5151
Fax No. (212) 832-6946

Stephen O'Hara                       0              0                   0%
20 Pleasant Heights Drive
North Easton, MA 02356
Tel. No. (508) 238-8029
Fax No. (508) 238-3305